Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-255823
Calculation of Registration Fee

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
0.703% Senior Notes, Series Due May 26, 2023	$500,000,000	$54,550

(1)
The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 6, 2021)
OGE Energy Corp.
$500,000,000
0.703% Senior Notes, Series Due May 26, 2023
We are offering $500,000,000 of our 0.703% Senior Notes, Series due May 26, 2023 (the “Senior Notes”). We will pay interest on the Senior Notes semi-annually in arrears on May 26 and November 26 of each year, commencing November 26, 2021. The Senior Notes will mature on May 26, 2023. We may redeem the Senior Notes, in whole or in part, at any time on or after November 26, 2021 at a price equal to 100% of the principal amount of the Senior Notes being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption as described in this prospectus supplement under the caption “Supplemental Description of Debt Securities — Optional Redemption”.
Please read the information described under the captions “Supplemental Description of Debt Securities” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the terms of the Senior Notes.
Investing in our Senior Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
The Senior Notes will be our senior unsecured obligations and, as described below under the caption “Supplemental Description of Debt Securities” will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. We currently have no outstanding debt obligations that will be junior to the Senior Notes. The Senior Notes will not have the benefit of any financial or other restrictive covenants.
The Senior Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)
Per 0.703% Senior Note, Series due May 26, 2023	100.00%	0.25%	99.75%
Total	$500,000,000	$1,250,000	$498,750,000

(1)
Plus accrued interest from May 27, 2021, if settlement occurs after that date.

The underwriters expect to deliver the Senior Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about May 27, 2021.
Joint Book-Running Managers
J.P. Morgan	Mizuho Securities	MUFG
RBC Capital Markets	US Bancorp	Wells Fargo Securities
Co-Manager
BOK Financial Securities, Inc.
May 24, 2021

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Senior Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Senior Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, solicitation or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the Senior Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

S-ii

S-iii

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with these documents. This information is available without charge upon written or oral request as described under the caption “Where You Can Find More Information” in this prospectus supplement. In this prospectus supplement, “we,” “us,” “our” and “our company” refer to OGE Energy Corp., and “underwriters” refers to the firms listed on the front cover of this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that also is a part of this document. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may sell an unspecified amount of the securities described in the accompanying prospectus, of which this offering is a part. This prospectus supplement provides you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our Senior Notes and other information you should know before investing in our Senior Notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before investing in our Senior Notes. For more details, you should read the exhibits filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are forward-looking statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Actual results may vary materially from those expressed in forward-looking statements. In addition to the specific risk factors discussed in “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, factors that could cause actual results to differ materially from the forward -looking statements include, but are not limited to:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries, to access the capital markets and obtain financing on favorable terms as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal, natural gas and natural gas liquids;

•
the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions Enable Midstream Partners, LP (“Enable”) serves and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines;

•
the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by Enable’s gathering and processing business and transporting by Enable’s interstate and intrastate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions Enable serves;

S-iv

•
business conditions in the energy and natural gas midstream industries, including the demand for natural gas, natural gas liquids, crude oil and midstream services;

•
competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets or adjustments in market pricing mechanisms by the Southwest Power Pool;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations or restrict or change the way our facilities are operated;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks and other catastrophic events;

•
creditworthiness of suppliers, customers and other contractual parties;

•
social attitudes regarding the utility, natural gas and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
the impact of extraordinary external events, such as the current pandemic health event resulting from COVID-19, and their collateral consequences, including extended disruption of economic activity in our markets;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in our Annual Report on Form 10-K for the year ended December 31, 2020;

•
the difficulty in making accurate assumptions and projections regarding future revenues and costs associated with our equity investment in Enable that we do not control;

•
Enable’s pending merger with Energy Transfer, LP (“Energy Transfer”) and the expected timing of the consummation of the merger; and

•
other risk factors listed in the reports we file with the SEC.

S-v

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus supplement.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
OGE Energy Corp.
Company Background
We are an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States. We conduct these activities through two business segments: (i) electric utility and (ii) natural gas midstream operations.
Our electric utility segment generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas. These operations are conducted through our wholly owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”) and are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission.
Our natural gas midstream operations segment represents our investment in Enable through our wholly owned subsidiaries and ultimately OGE Enogex Holdings LLC (“OGE Holdings”). Enable is primarily engaged in the business of gathering, processing, transporting and storing natural gas. Enable’s natural gas gathering and processing assets are strategically located in four states and serve natural gas production in the Anadarko, Arkoma and Ark-La-Tex Basins. Enable also owns crude oil gathering assets in the Anadarko and Williston Basins. Enable has intrastate natural gas transportation and storage assets that are located in Oklahoma as well as interstate assets that extend from western Oklahoma and the Texas Panhandle to Louisiana, from Louisiana to Illinois and from Louisiana to Alabama.
The general partner of Enable is equally controlled by us and CenterPoint Energy Inc. (“CenterPoint”), who each have 50 percent management ownership. At March 31, 2021, through our wholly owned subsidiary OGE Holdings, we hold approximately 25.5 percent of the limited partner interests in Enable. We also own a 60 percent interest in any incentive distribution rights of Enable.
On February 16, 2021, Enable entered into a definitive merger agreement with Energy Transfer LP, pursuant to which, and subject to the conditions of the merger agreement, all outstanding common units of Enable will be acquired by Energy Transfer in an all-equity transaction. Under the terms of the merger agreement, Enable’s common unitholders, including us, will receive 0.8595 of one common unit representing limited partner interests in Energy Transfer for each common unit of Enable. The transaction is subject to the receipt of the required approvals from the holders of a majority of Enable’s common units. Contemporaneously with the execution of the merger agreement, we entered into a support agreement with Enable and Energy Transfer in which we agreed to vote our common units in favor of the merger. In April 2021, we and CenterPoint, who collectively own approximately 72.9 percent of Enable’s common units, delivered written consents approving the merger agreement, and those consents are sufficient to approve the merger. The transaction also is subject to the receipt of anti-trust approvals and other customary closing conditions. The transaction is anticipated to close in 2021. Assuming the transaction closes, we will own approximately three percent of Energy Transfer’s outstanding limited partner units in lieu of the 25.5 percent interest in Enable that we currently own. Energy Transfer owns and operates one of the largest and most diversified portfolios of energy assets in the U.S., with a strategic footprint in all of the major domestic production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGL and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our web site address is www.ogeenergy.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, including “Supplemental Description of Debt Securities,” the accompanying prospectus, including “Description of Debt Securities,” and the documents referred to in this prospectus supplement and the accompanying prospectus.
Issuer
OGE Energy Corp.
Securities Offered
$500,000,000 principal amount of 0.703% Senior Notes, Series due May 26, 2023.
Maturity
May 26, 2023.
Interest Rate
0.703% per year.
Interest Payment Dates
May 26 and November 26 of each year, beginning on November 26, 2021.
Ranking; No Financial Covenants
The Senior Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. We currently have no outstanding debt obligations that will be junior to the Senior Notes. We are structured as a holding company and conduct substantially all of our business operations through our subsidiaries and our investment in Enable. The Senior Notes will be effectively subordinated to existing and future liabilities of our subsidiaries. At March 31, 2021, our subsidiaries had aggregate indebtedness and other liabilities of approximately $6.7 billion. The Indenture under which the Senior Notes will be issued will not prevent us from incurring additional indebtedness, which may be secured by some or all of our assets. As of the date of this prospectus supplement, we do not have any plans to issue secured indebtedness. The Senior Notes will not have the benefit of any financial or other restrictive covenants. We currently expect OG&E to issue $500 million in aggregate principal amount of senior notes in May 2021.
Optional Redemption
We may redeem the Senior Notes at any time on or after November 26, 2021 at a price equal to 100% of the principal amount of the Senior Notes being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Supplemental Description of Debt Securities — Optional Redemption” for more information.
Reopening of Series
We may, from time to time, without the consent of the holders of the Senior Notes offered by this prospectus supplement, reopen the Senior Notes and issue additional Senior Notes with the same terms (including maturity and interest payment terms), except for the date of issue, the price to public, and, if applicable, the first date from which interest will accrue and the initial interest payment date, as the Senior Notes offered by this prospectus supplement. Any such additional Senior Notes, together with the Senior Notes offered by this prospectus supplement, are intended to constitute a single series under the Indenture and will be part of the same issue as the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes if such additional issuance is fungible with this issuance for U.S. federal income tax purposes. See

“Supplemental Description of Debt Securities — Reopening of Series” for more information.
Use of Proceeds
We expect to receive net proceeds from the offer and sale of the Senior Notes, after deducting the underwriting discount and our estimated offering expenses, of approximately $497.55 million. We currently intend to add the net proceeds from the sale of the Senior Notes to our general funds and use them, together with proceeds from the repayment by OG&E of outstanding short-term debt owed to us, to help repay short-term debt drawn on our $1 billion 364-day term loan (the “Term Loan Facility”). Pending such uses, the funds will be temporarily invested. See “Use of Proceeds.”
Conflicts of Interest
Certain of the underwriters or their affiliates may be lenders under our Term Loan Facility that we intend to repay using, in part, the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Senior Notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
Trustee
BOKF, NA

Set forth below is summary financial data for our company. We derived the financial information presented below as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 from our audited financial statements. We derived the financial information presented below as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 from our interim financial statements. In the opinion of management, all adjustments necessary to fairly present the financial position and results for the interim periods present have been included and are of a normal recurring nature except as otherwise disclosed in our reports filed with the SEC.
The financial information below should be read in conjunction with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the current, quarterly and annual reports filed by us with the SEC, which we have incorporated by reference into this prospectus supplement.
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)		(audited)
		(in millions)
Results of Operations Data:
Operating revenues	$1,630.6	$431.3	$2,122.3	$2,231.6	$2,270.3
Cost of sales	1,346.8	135.0	644.6	786.9	892.5
Operating expenses	235.2	240.0	955.5	940.4	888.2
Operating income	48.6	56.3	522.2	504.3	489.6
Equity in earnings (losses) of unconsolidated affiliates	53.2	(746.5)	(688.0)	113.9	152.8
Allowance for equity funds used during construction	1.3	1.3	4.8	4.5	23.8
Other net periodic benefit expense	(1.4)	(0.5)	(3.9)	(9.8)	(10.8)
Other income	3.0	7.4	37.5	21.9	21.7
Other expense	(2.0)	(6.1)	(35.2)	(23.5)	(23.4)
Interest expense	39.4	38.3	158.5	147.9	156.0
Income tax expense (benefit)	10.6	(234.6)	(127.4)	29.8	72.2
Net income (loss)	$52.7	$(491.8)	$(173.7)	$433.6	$425.5
	As of March 31, 2021	Year Ended December 31,
		2020	2019
	(unaudited)	(audited)
	(in millions)
Balance Sheet Data
Property, plant and equipment, net	$9,474.5	$9,374.6	$9,044.6
Total assets	$11,788.7	$10,718.8	$11,024.3
Long-term debt (including long-term debt due within one year)	$3,495.0	$3,494.4	$3,195.2
Total stockholders’ equity	$3,605.5	$3,631.8	$4,139.5

RISK FACTORS
An investment in our Senior Notes involves risk. Prior to making a decision about investing in our Senior Notes, you should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.
Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
Any reductions in our credit ratings could increase our financing costs and the cost of maintaining certain contractual relationships or limit our ability to obtain financing on favorable terms and could cause the value of the Senior Notes to decline.
We cannot assure you that any of our current credit ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant. Our ability to access the commercial paper market could be adversely impacted by a credit ratings downgrade or major market disruptions. Pricing grids associated with our credit facility could cause annual fees and borrowing rates to increase if an adverse rating impact occurs. The impact of any future downgrade could include an increase in the costs of our short-term borrowings, but a reduction in our credit ratings would not result in any defaults or accelerations. Any future downgrade could also lead to higher long-term borrowing costs and, if below investment grade, would require us to post collateral or letters of credit. Any lowering of the ratings of the Senior Notes would likely reduce the value of the Senior Notes.
We may be able to incur substantially more indebtedness, which may increase the risks created by our indebtedness.
The terms of the indenture governing our senior notes, including the Senior Notes offered hereby and the agreements governing our other indebtedness do not fully prohibit us from incurring additional indebtedness and, therefore, we may be able to incur substantial additional indebtedness. If we incur additional indebtedness, the related risks that we now face may intensify.
We may choose to redeem the Senior Notes prior to maturity.
We may redeem all or a portion of the Senior Notes at any time on or after November 26, 2021 at a price equal to 100% of the principal amount of the Senior Notes being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Supplemental Description of Debt Securities — Optional Redemption.” If prevailing interest rates are lower at the time of redemption, holders of the Senior Notes to be redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Senior Notes being redeemed.
There is no existing market for the Senior Notes, and we cannot assure you that an active trading market will develop.
The Senior Notes are a new issue of securities with no established trading market, and we cannot assure you that an active trading market will develop. If a market for the Senior Notes were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system. As a result, it may be difficult for you to find a buyer for your Senior Notes at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

USE OF PROCEEDS
We expect to receive net proceeds from the offer and sale of the Senior Notes, after deducting the underwriting discount and our estimated offering expenses, of approximately $497.55 million. We currently intend to add the net proceeds from the sale of the Senior Notes to our general funds and use them, together with proceeds from the repayment by OG&E of outstanding short-term debt owed to us, to help repay short-term debt drawn on our Term Loan Facility. Pending such uses, the funds will be temporarily invested. At March 31, 2021, we had $1.3 billion of short-term debt outstanding, with a weighted average annual interest rate of 0.74%
CAPITALIZATION
The following table sets forth our capitalization as of March 31,2021. You should read this table in conjunction with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual, quarterly and other reports filed by us with the SEC, which we have incorporated by reference into this prospectus supplement.
	As of March 31, 2021 (unaudited)
	Millions of Dollars	Percent of Capitalization
Long-term debt (including current maturities)	$3,495.0	49.2%
Common stockholders’ equity and retained earnings	3,605.5	50.8%
Total capitalization	$7,100.5	100.0%
SUPPLEMENTAL DESCRIPTION OF DEBT SECURITIES
The Senior Notes will be a series of Debt Securities (as defined in the accompanying prospectus). Please read the following information concerning the Senior Notes in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The Senior Notes will be issued under the Indenture dated as of November 1, 2004, as supplemented (the “Indenture”), between us and BOKF, NA, as successor trustee (the “Trustee”). The Indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Senior Notes are being offered and sold.
General
We will offer $500,000,000 of 0.703% Senior Notes, Series due May 26, 2023 as a series of notes under the Indenture. The entire principal amount of such series of Senior Notes will mature and become due and payable, together with any accrued and unpaid interest, on May 26, 2023.
Interest Payments
The Senior Notes will bear interest at the annual rate set forth on the cover page of this prospectus supplement beginning on the day the Senior Notes are issued. The interest will be payable semi-annually on May 26 and November 26 of each year, commencing November 26, 2021. If such interest payment date is not a business day, the payment of interest will be made on the next succeeding business day without adjustment. Interest will be paid to the person in whose name the Senior Note is registered at the close of business on the May 11 or November 11 immediately preceding such May 26 or November 26. We will compute the amount of interest payable on the basis of a 360-day year of twelve 30-day months.
Ranking; No Financial Covenants
The Senior Notes will be unsecured obligations and will rank on a parity with all of our other existing and future unsecured and unsubordinated indebtedness. The Senior Notes will be obligations exclusively of the Company. We are structured as a holding company and conduct substantially all of our business operations through our subsidiaries and our investment in Enable. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries and our investment in Enable. The Senior Notes will be effectively subordinated to existing and future liabilities of our subsidiaries. At March 31, 2021, our subsidiaries had aggregate indebtedness and other liabilities of approximately $6.7 billion. We currently expect OG&E to issue $500 million in aggregate principal amount of senior notes in May 2021.
The Indenture under which the Senior Notes will be issued will not prevent us from incurring additional indebtedness, which may be secured by some or all of our assets. As of the date of this prospectus supplement, we do not have any plans to issue secured indebtedness. The Senior Notes will not have the benefit of any financial or other restrictive covenants.
Reopening of Series
We may, from time to time, without the consent of the holders of the Senior Notes offered by this prospectus supplement, reopen the Senior Notes and issue additional Senior Notes with the same terms (including maturity and interest payment terms), except for the date of issue, the price to public, and, if applicable, the first date from which interest will accrue and the initial interest payment date, as the Senior Notes offered by this prospectus supplement. Any such additional Senior Notes, together with the Senior Notes offered by this prospectus supplement, are intended to constitute a single series under the Indenture and will be part of the same issue as the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes if such additional issuance is fungible with this issuance for U.S. federal income tax purposes.
Optional Redemption
We may redeem the Senior Notes at any time on or after November 26, 2021 at a price equal to 100% of the principal amount of the Senior Notes being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
We will mail a notice of redemption to each holder of the Senior Notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption. If fewer than all of the Senior Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the date fixed for redemption, the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously called by such method as the Trustee deems fair and appropriate.
If at the time of mailing the notice of redemption, we have not irrevocably directed the Trustee to redeem the Senior Notes called for redemption, the notice may state that the redemption is subject to the receipt of the redemption moneys by the Trustee on or prior to the date fixed for redemption and that the notice will be of no effect unless such moneys are received on or prior to such date fixed for redemption.
The Senior Notes do not provide for any sinking fund.
Forms and Denomination
Global Notes and Denominations
The Senior Notes will be issued as one or more global notes in the name of a nominee of DTC and will be available only in book-entry form. See “Book-Entry System” in the accompanying prospectus. The Senior Notes will be available for purchase in a minimum denomination of $2,000 and multiples of $1,000 in excess thereof. We will make all payments of principal and interest on the Senior Notes to DTC in immediately available funds.
DTC, Clearstream and Euroclear
Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), in Europe (the “Euroclear Operator”), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
For information regarding DTC and DTC’s procedures, see “Book-Entry System” in the accompanying prospectus. Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement and the accompanying prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Payments on the Senior Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Senior Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the Senior Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the Senior Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Senior Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Senior Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Senior Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the Senior Notes offered by this prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated thereunder, or “Treasury Regulations”, administrative pronouncements of the U.S. Internal Revenue Service, or “IRS”, and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances (including the effects of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements) and does not discuss any aspect of U.S. federal tax law other than income tax law or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the Senior Notes. This summary addresses only Senior Notes purchased for cash pursuant to this offering at their “issue price” (generally, the first price at which a substantial amount of the Senior Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•
traders in securities electing mark-to-market treatment or dealers or brokers in securities or currencies;

•
banks, thrifts or other financial institutions;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
tax-exempt organizations;

•
retirement plans;

•
persons holding our Senior Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•
partnerships or other pass-through entities and investors therein;

•
persons required to pay the alternative minimum tax;

•
certain former citizens or former residents of the United States;

•
persons deemed to sell the Senior Notes under the constructive sale provisions of the Code;

•
“passive foreign investment companies” or “controlled foreign corporations” each within the meaning of Code; or

•
“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Holder” is any beneficial owner of the Senior Notes that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Senior Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Senior Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Senior Notes by the partnership.
THE DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR

TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
Payments of Interest.   Interest on Senior Notes generally will be taxable to a U.S. Holder as ordinary income from U.S. sources at the time that such interest is paid or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
If the Senior Notes are issued at a discount that is more than a de minimis amount (i.e., less than 0.25% of the principal amount of the Senior Notes multiplied by the number of complete years to maturity), the Senior Notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Senior Notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes.
Sale, Retirement or Other Taxable Disposition of Senior Notes.   Upon the sale, retirement or other taxable disposition of Senior Notes, a U.S. Holder generally will recognize U.S.-source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the Senior Notes. In general, the U.S. Holder’s adjusted tax basis in the Senior Notes will equal the U.S. Holder’s initial investment in Senior Notes, reduced by any cash payments previously received in respect of the Senior Notes (other than qualified stated interest payments) and by any amortizable bond premium previously amortized. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the Senior Notes have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.
Medicare Tax.   A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income from the Senior Notes and net gain from the disposition of the Senior Notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the Senior Notes.
U.S. Federal Income Taxation of Non-U.S. Holders
Subject to the discussion below concerning backup withholding and FATCA:
(a)    Payments of interest on the Senior Notes by us or our paying agent to any Non-U.S. Holder generally will be exempt from federal income tax and the 30% U.S. federal withholding tax (or lower applicable treaty rate), provided that:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); and

•
the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirement referred to above will be fulfilled if (i) the beneficial owner of the Senior Notes certifies on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, under penalties of perjury, that such beneficial owner is not a U.S. person, provides its name and address and certifies the other relevant factual information supporting its exemption, and (ii) the beneficial owner provides the IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form with the paying agent, or in the case of Senior Notes held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution provides the paying agent a statement that it has received the IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, from the beneficial owner and furnishes the paying agent with a copy.
Prospective investors should consult their tax advisors regarding possible additional reporting requirements.
(b)    A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption, retirement or other taxable disposition of the Senior Notes, unless:
•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

If a Non-U.S. Holder is described in the first bullet in paragraph (b) above, such Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which such Non-U.S. Holder’s capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.
To the extent the amount realized on a sale, redemption, retirement or other taxable disposition of the Senior Notes is attributable to accrued but unpaid interest on the Senior Notes, this amount generally will be treated in the same manner as described in paragraph (a) above.
With regard to paragraphs (a) and (b) above, if a Non-U.S. Holder of Senior Notes is engaged in the conduct of a trade or business in the United States, and interest on the Senior Notes, or gain realized on the sale, retirement or other taxable disposition of the Senior Notes is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder (but without regard to the Medicare tax described above). See “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders” above. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its effectively connected earnings and profits, subject to certain adjustments. In lieu of the IRS forms described above, such a Non-U.S. Holder will be required to provide to the paying agent a properly completed and executed IRS Form W-8ECI or applicable successor form to claim an exemption from withholding.
Backup Withholding and Information Reporting
U.S. Holders.   In general, a U.S. Holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of interest in respect of, and the proceeds from a sale, redemption, retirement or other taxable disposition of the Senior Notes. In addition, a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor (generally on a properly completed and executed IRS Form W-9);

(ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) otherwise fails to comply with applicable certification requirements.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders.   In general, a Non-U.S. Holder will be subject to information reporting requirements with respect to payments of interest on the Senior Notes and the amount of U.S. federal withholding tax, if any, deducted from those payments. A Non-U.S. Holder may also be subject to information reporting requirements with respect to the proceeds from a sale, redemption, retirement or other taxable disposition of the Senior Notes. Copies of the information returns reporting such payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the Senior Notes provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, and we or our paying agent has received from the Non-U.S. Holder an appropriate certification establishing non-U.S. status or other exemption from backup withholding (i.e., IRS Form W-8BEN or W-8BEN-E, as applicable, W-8ECI or other applicable IRS Form W-8 or applicable successor form).
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of Senior Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.
FATCA
Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.- source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (including U.S.-source interest on the Senior Notes) and, subject to the proposed Treasury Regulations discussed below, also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury Regulations are issued or until such proposed Treasury Regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States pursuant to FATCA may be subject to different rules with respect to information reporting and related requirements.
We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.
The preceding discussion of certain U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of the Senior Notes, including the applicability and effect of any U.S. federal non-income, state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, for which J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as Representatives, and each of the underwriters has severally agreed to purchase from us, the respective amount of Senior Notes set forth opposite its name below:
Underwriter	Principal Amount of Senior Notes
J.P. Morgan Securities LLC	$83,000,000
Mizuho Securities USA LLC	83,000,000
MUFG Securities Americas Inc.	83,000,000
RBC Capital Markets, LLC	83,000,000
U.S. Bancorp Investments, Inc.	83,000,000
Wells Fargo Securities, LLC	83,000,000
BOK Financial Securities, Inc.	2,000,000
Total	$500,000,000
If any of the Senior Notes are purchased by the underwriters under the underwriting agreement, then all of the Senior Notes must be purchased.
The underwriters have advised us that they propose initially to offer the Senior Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. They also may offer the Senior Notes to dealers at the public offering price less a concession not in excess of 0.15% of the principal amount of the Senior Notes. The underwriters may allow, and the dealers may reallow, a concession not in excess of 0.10% of the principal amount of the Senior Notes on sales to other dealers. After the initial offering of the Senior Notes to the public is completed, the underwriters may change the offering price.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the Senior Notes.
	Per Senior Note	Total
0.703% Senior Notes, Series due May 26, 2023	0.25%	$1,250,000
We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1.2 million.
Prior to this offering, there has been no public market for the Senior Notes. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system. The underwriters have informed us that they may make a market in the Senior Notes from time to time. The underwriters are under no obligation to make a market in the Senior Notes and any such market may be discontinued without notice.
In connection with the offering of the Senior Notes, the rules of the SEC permit the underwriters to engage in transactions that stabilize the price of the Senior Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Senior Notes. If the underwriters create a short position in the Senior Notes (that is, if they sell a larger principal amount of the Senior Notes than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Senior Notes in the open market.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Alternatively, we may be required to contribute to payments that the underwriters may be required to make as a result of these liabilities.
It is expected that delivery of the Senior Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Senior Notes who wish to trade the Senior Notes on the date of this prospectus supplement should consult their own advisors.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriters and their affiliates have provided, and may in the future provide, investment banking, advisory or commercial banking services to us and our affiliates for which they have received, or may receive, customary fees and expenses. Affiliates of certain of the underwriters are participants in our credit facility and some of OGE Energy’s credit facilities. BOK Financial Securities, Inc., one of the underwriters, is an affiliate of BOKF, NA, the Trustee under the Indenture.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Underwriters or their affiliates that have a lending relationship with us, if any, may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Senior Notes in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any Senior Notes to be offered so as to enable an investor to decide to purchase any Senior Notes.
United Kingdom
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Senior Notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Senior Notes to be offered so as to enable an investor to decide to purchase any Senior Notes.
In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation): (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Senior Notes in the United Kingdom within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented, warranted and agreed that: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Senior Notes which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.
Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Senior Notes have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Senior Notes has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
The information in this prospectus supplement and the accompanying prospectus is strictly confidential to the person whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by recipient to any other person or used for any purpose in Hong Kong.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
This offering of the Senior Notes has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the Senior Notes or any interest therein may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivative Contracts Regulations 2018 of Singapore.

Singapore SFA Product Classification
Solely for the purposes of our obligations pursuant to sections 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the Senior Notes in Taiwan.
United Arab Emirates
The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Conflicts of Interest
Certain of the underwriters or their affiliates may be lenders under our Term Loan Facility that we intend to repay using, in part, the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Senior Notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the consolidated financial statements for the year ended December 31, 2020, is based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
The financial statements of Enable Midstream Partners, LP, incorporated in this Prospectus by reference from OGE Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

•
Our Current Report on Form 8-K filed with the SEC on January 14, 2021, February 1, 2021, February 18, 2021, and March 9, 2021.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement until we sell all of the Senior Notes referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS
OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
COMMON STOCK, $0.01 PAR VALUE PER SHARE
DEBT SECURITIES

We may offer for sale from time to time in one or more issuances (1) shares of our common stock, par value $0.01 per share, and (2) one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The common stock and debt securities are collectively referred to in this prospectus as the “Securities.” We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
Our common stock trades on the New York Stock Exchange under the symbol “OGE.” On May 5, 2021, the closing price of our common stock on the New York Stock Exchange was $33.42 per share.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 3.
Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to OGE Energy Corp.

i

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal, natural gas and natural gas liquids;

•
the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions Enable Midstream Partners, LP (“Enable”) serves and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines;

•
the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by Enable’s gathering and processing business and transporting by Enable’s interstate and intrastate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions Enable serves;

•
business conditions in the energy and natural gas midstream industries, including the demand for natural gas, natural gas liquids, crude oil and midstream services;

•
competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets or adjustments in market pricing mechanisms by the Southwest Power Pool;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations or restrict or change the way our facilities are operated;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyber-attacks and other catastrophic events;

•
creditworthiness of suppliers, customers and other contractual parties;

•
social attitudes regarding the utility, natural gas and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
the impact of extraordinary external events, such as the current pandemic health event resulting from COVID-19, and their collateral consequences, including extended disruption of economic activity in our markets;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the Securities and Exchange Commission (“SEC”);

•
difficulty in making accurate assumptions and projections regarding future revenues and costs associated with our equity investment in Enable that we do not control;

•
Enable’s pending merger with Energy Transfer, LP (“Energy Transfer”) and the expected timing of the consummation of the merger; and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.
OGE ENERGY CORP.
We are a holding company with investments in energy and energy services providers offering physical delivery and related services for both electricity and natural gas primarily in the south central United States. We conduct these activities through two business segments: (i) electric utility and (ii) natural gas midstream operations.
Our electric utility segment generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas. These operations are conducted through our wholly owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), and OG&E’s rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E was incorporated in 1902 under the laws of the Oklahoma Territory. OG&E is the largest electric utility in Oklahoma, and its franchised service territory includes Fort Smith, Arkansas and the surrounding communities. OG&E sold its retail natural gas business in 1928 and is no longer engaged in the natural gas distribution business.
Our natural gas midstream operations segment represents our investment in Enable through our wholly-owned subsidiaries and ultimately OGE Enogex Holdings LLC (“OGE Holdings”). Enable is

primarily engaged in the business of gathering, processing, transporting and storing natural gas. Enable’s natural gas gathering and processing assets are strategically located in four states and serve natural gas production in the Anadarko, Arkoma and Ark-La-Tex Basins. Enable also owns crude oil gathering assets in the Anadarko and Williston Basins. Enable has intrastate natural gas transportation and storage assets that are located in Oklahoma as well as interstate assets that extend from western Oklahoma and the Texas Panhandle to Louisiana, from Louisiana to Illinois and from Louisiana to Alabama.
The general partner of Enable is equally controlled by us and CenterPoint Energy, Inc. (“CenterPoint”), who each have 50 percent management ownership. At March 31, 2021, through our wholly owned subsidiary OGE Holdings, we hold approximately 25.5 percent of the limited partner interests in Enable. We also own a 60 percent interest in any incentive distribution rights of Enable.
On February 16, 2021, Enable entered into a definitive merger agreement with Energy Transfer, pursuant to which, and subject to the conditions of the merger agreement, all outstanding common units of Enable will be acquired by Energy Transfer in an all-equity transaction. Under the terms of the merger agreement, Enable’s common unitholders, including us, will receive 0.8595 of one common unit representing limited partner interests in Energy Transfer for each common unit of Enable. The transaction is subject to the receipt of the required approvals from the holders of a majority of Enable’s common units. Contemporaneously with the execution of the merger agreement, we entered into a support agreement with Enable and Energy Transfer in which we agreed to vote our common units in favor of the merger. In April 2021, we and CenterPoint, who collectively own approximately 72.9 percent of Enable’s common units, delivered written consents approving the merger agreement, and those consents are sufficient to approve the merger. The transaction also is subject to the receipt of anti-trust approvals and other customary closing conditions. The transaction is anticipated to close in 2021. Assuming the transaction closes, we will own approximately three percent of Energy Transfer’s outstanding limited partner units in lieu of the 25.5 percent interest in Enable that we currently own. Energy Transfer owns and operates one of the largest and most diversified portfolios of energy assets in the U.S., with a strategic footprint in all of the major domestic production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGL and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our web site address is www.ogeenergy.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus.
RISK FACTORS
An investment in our Securities involves risk. Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
USE OF PROCEEDS
Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund our operating units and subsidiaries and to repay short-term debt. The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following statements are summaries of certain provisions of our Restated Certificate of Incorporation and are subject to the detailed provisions thereof. Such summaries do not purport to be complete, and reference is made to our Restated Certificate of Incorporation (which is filed as Exhibit 3.01 to our Form 10-Q for the quarter ended June 30, 2013, File No. 1-12579) for a full and complete statement of such provisions.
Authorized Shares
Under our Restated Certificate of Incorporation, we are authorized to issue 450,000,000 shares of common stock, par value $0.01 per share, of which 200,173,981 shares were outstanding on March 31, 2021.
We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.
Dividend Rights
Before we can pay any dividends on our common stock, the holders of our preferred stock that may be outstanding are entitled to receive their dividends at the respective rates as may be provided for the shares of their series. Currently, there are no shares of our preferred stock outstanding. Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and other equity interests and the distribution or other payment of those earnings to us in the form of dividends or distributions, or in the form of repayments of loans or advances to us. We expect to derive principally all of the funds required by us to enable us to pay dividends on our common stock from dividends paid by OG&E, on OG&E’s common stock, and from distributions paid by OGE Holdings, on OGE Enogex Holdings limited liability company interests, including distributions from its interest in Enable. Our ability to receive dividends on OG&E’s common stock is subject to the prior rights of the holders of any OG&E preferred stock that may be outstanding, any covenants of OG&E’s certificate of incorporation and OG&E’s debt instruments limiting the ability of OG&E to pay dividends and the ability of public utility commissions that regulate OG&E to effectively restrict the payment of dividends by OG&E. Our ability to receive distributions from our interest in Enable is subject to the prior rights of existing and future holders of limited partnership interests that may be outstanding and any covenants in the debt instruments of Enable and its subsidiaries and equity interests limiting the ability to pay distributions.
Voting Rights
Each holder of common stock is entitled to one vote per share upon all matters upon which shareowners have the right to vote and generally will vote together as one class. Our board of directors has the authority to fix conversion and voting rights for any new series of preferred stock (including the right to elect directors upon a failure to pay dividends), provided that no share of preferred stock can have more than one vote per share.
Our Restated Certificate of Incorporation also contains “fair price” provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met. The provisions summarized in the foregoing sentence may be amended only by the approval of the holders of at least 80 percent of the voting power of our outstanding voting stock. Our voting stock consists of all outstanding shares entitled to vote generally in the election of directors and currently consists of our common stock.
Our voting stock does not have cumulative voting rights for the election of directors. Our Restated Certificate of Incorporation and By-Laws currently contain provisions stating that: (1) directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote. These provisions, along with the “fair price” provisions discussed above, the business combination and control share acquisition provision discussed below, may deter attempts to cause a change in control of our company (by proxy contest, tender offer or otherwise) and will make more difficult a change in control that is opposed by our board of directors.
Liquidation Rights
Subject to possible prior rights of holders of preferred stock that may be issued in the future, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to receive the remaining assets and funds pro rata, according to the number of shares of common stock held.
Other Provisions
Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder. This provision does not apply if (1) before the acquisition date the corporation’s board of directors has approved either the business combination or the transaction in which the shareowner became an interested shareowner or (2) the corporation’s board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareowner vote to authorize the business combination. The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds.
The board of directors may allot and issue shares of common stock for such consideration, not less than the par value thereof, as it may from time to time determine. No holder of common stock has the preemptive right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock is not subject to further calls or to assessment by us.
Our common stock is listed on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES
The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At March 31, 2021, we had no senior debt securities outstanding under the Indenture (as defined below).
Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.
General
We may issue our debt securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of November 1, 2004 between us and BOKF, NA, as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”
The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities.
The Debt Securities will be obligations exclusively of our company. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries and investment in an unconsolidated affiliate. Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries and unconsolidated affiliate to meet the payment obligations under the Debt Securities.
Our subsidiaries and unconsolidated affiliate are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Public utility commissions that regulate our utility subsidiary may effectively restrict the payment of dividends to us by our utility subsidiary. See “Description of Capital Stock-Dividend Rights” for a description of certain limits on the ability of our regulated utility subsidiary, OG&E, to pay dividends on its common stock.
Furthermore, the ability of our subsidiaries and unconsolidated affiliate to make any payments to us would be dependent upon the terms of any credit facilities of such entities and upon their earnings and cash flow, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries and unconsolidated affiliate remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.
We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:
•
the title, aggregate principal amount and offering price of that series of Debt Securities;

•
the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest;

•
the date on which the Debt Securities of that series will mature;

•
any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•
other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.
Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.
Registration, Transfer And Exchange
Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)
The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.
Payment and Paying Agents
Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)
All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 4.04 of the Indenture.)
Events of Default
The following are events of default under the Indenture:
•
default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•
default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•
specified events of bankruptcy, insolvency or reorganization of our company. (Section 7.01 of the Indenture.)

Acceleration of Maturity.   If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 7.01 of the Indenture.)
Indemnification of Trustee.   The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 8.02 of the Indenture.)
Right to Direct Proceedings.   The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 7.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 7.04 of the Indenture.)
Notice of Default.   The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.05 of the Indenture.)

Modification
Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.
We will not need the consent of the holders for the following types of amendments:
•
adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•
adding security for the Notes; or

•
making various other modifications, generally of a ministerial or immaterial nature. (Section 12.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:
•
a change in the maturity date or redemption date of any Note;

•
a reduction in the interest rate or extension of the time of payment of interest;

•
a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•
a change in the currency of any payment of principal, premium or interest on any Note;

•
an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•
a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•
a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 12.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.
Defeasance and Discharge
We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 4.01 of the Indenture.)
Consolidation, Merger and Sale of Assets; No Financial Covenants
We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being sixty-six and two thirds percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than sixty six and two thirds percent of our total assets without the consent of the holders of the Notes. (Sections 11.01 and 11.02 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.
Resignation or Removal of Trustee
The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Indenture.)
The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 8.10 of the Indenture.)
Concerning the Trustee
BOKF, NA is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some securities of our affiliates.

BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example,

Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:
•
the name or names of any underwriters or agents;

•
the purchase price of the Securities;

•
our net proceeds from the sale of the Securities;

•
any underwriting discounts and other items constituting underwriters’ compensation; and

•
the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters
If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account. Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
General Information
Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.
Our outstanding common stock is listed for trading on the New York Stock Exchange. We may engage in at-the-market offerings of our common stock into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933. Any at-the-market offering of our common stock will be through an underwriter or underwriters acting as principal or agent for us.

Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the Securities and certain other matters will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma, and Jones Day, Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, GableGotwals will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the consolidated financial statements for the year ended December 31, 2020, is based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
The financial statements of Enable Midstream Partners, LP, incorporated in this prospectus by reference from OGE Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•
Our Current Reports on Form 8-K, filed with the SEC on January 14, 2021, February 1, 2021, February 18, 2021 and March 9, 2021; and

•
Description of our capital stock contained in Exhibit 4.24 to our Annual Report on Form 10-K for the year ended December 31, 2020.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.

We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

OGE Energy Corp.
$500,000,000
0.703% Senior Notes, Series Due May 26, 2023

Prospectus Supplement

Joint Book-Running Managers
J.P. Morgan	Mizuho Securities	MUFG
RBC Capital Markets	US Bancorp	Wells Fargo Securities
Co-Manager
BOK Financial Securities, Inc.

May 24, 2021